UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 25, 2024

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4453 North First Street, Suite 100

San Jose, California 95134

(Address of principal executive offices)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.001 Par Value	RMBS	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 25, 2024, Rambus Inc. (the “Company”) held its 2024 annual meeting of stockholders. There were 108,573,889 shares issued, outstanding and eligible to vote at the meeting as of the record date of February 28, 2024, of which 98,876,757 shares were represented at the meeting, constituting 91.06% of the outstanding shares entitled to vote. The proposals considered at the meeting, each of which passed, are described in detail in the Company’s 2024 definitive proxy statement. The proposals and the vote with respect to each such matter are set forth below:

(i)	ITEM 1 : Election of four Class I directors for a term of two years expiring in 2026:

Name	For	Against	Abstain	Broker Non-Votes
Charles Kissner	78,004,784	13,325,053	78,553	7,468,367
Meera Rao	88,909,895	2,444,743	53,752	7,468,367
Necip Sayiner	88,744,809	2,607,700	55,881	7,468,367
Luc Seraphin	89,573,161	1,782,256	52,973	7,468,367

(ii)	ITEM 2 : Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for the period ending December 31, 2024:

For	Against	Abstain
98,410,239	330,151	136,367

(iii)	ITEM 3 : Advisory vote to approve named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
89,104,899	2,218,591	84,900	7,468,367

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2024	Rambus Inc.

/s/ John Shinn
John Shinn Senior Vice President and General Counsel